INDEPENDENT AUDITORS' REPORT

Oppenheimer Strategic Income Fund:

We hereby consent to the use in this Post-Effective Amendment No. 12 to Registration Statement No. 33-28598 of our report dated October 20, 1995 appearing in the Statement of Additional Information, which is a part of such Registration Statement and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is also a part of such Registration Statement.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP

Denver, Colorado
January 23, 1996